Exhibit 10.2.3

LITHIA MOTORS, INC.

RESTRICTED STOCK UNIT (RSU) DEFERRAL ELECTION FORM

An Employee who is eligible to participate in the Lithia Motors, Inc. Executive Management Non-Qualified Deferred Compensation and Long-Term Incentive Plan may use this form to elect to defer Restricted Stock Units (“RSUs”) granted under the Lithia Motors, Inc. Amended and Restated 2003 Stock Incentive Plan (the “Plan”). Elections may be made with respect to RSUs granted in 2013. If you elect deferral, any RSUs granted to you in 2013 (including any additional RSUs resulting from dividend equivalents on the RSUs covered by your elections) will be settled in accordance with your elections and other terms set out below. Any election you make on this Election Form will apply only if RSUs are actually granted to you and have terms such that the election can be given effect. Lithia Motors, Inc. (the “Company”) has no obligation to grant RSUs to you at any time, or to provide any particular terms of RSUs to you if they are in fact granted. Deferrals are subject to all terms of the Plan and any RSU Agreement, which terms will automatically be incorporated herein by reference. This includes any additional restrictions as may be necessary in order that the deferral will comply with the requirements of Section 409A of the Internal Revenue Code and regulations issued thereunder.

1.        Name: ______________________________________________

2.        RSU Deferral Percentage. I elect to defer _______________% of the RSUs that the Company grants to me under the Plan during 2013. (Minimum 0% to maximum 100%). This election will apply to the entire RSU grant awarded to me in 2013 (if any).

3.        Length of Deferral. I hereby elect that, unless previously forfeited or settled under another controlling provision of the Plan or RSU Agreement, distribution and settlement of RSUs to which this election form applies will be deferred until:

a.     A fixed date which is ___________ year(s) from the last date the deferred RSU (or any portion thereof) is originally scheduled to vest in accordance with the vesting schedule as provided in the RSU grant agreement subject to the deferral (cannot be less than 2 years and cannot be more than 10 years); or

b.     If earlier, or if no fixed period is specified in 3.a above, upon termination of my service as an Employee of the Company for any reason. I acknowledge that, if I qualify as a “specified employee” under Section 409A of the Internal Revenue Code of 1986, as amended, distributions triggered by my termination of service may be required to be delayed until after the six month anniversary of my termination of service.

4.     Manner of Deferred RSUs Payment. I hereby elect that any Deferred RSUs that subsequently become payable to me shall be paid at the time specified in Section 3 above as follows (select only one):

☐       a.     Lump-sum distribution of shares.

☐     b.     Annual installments of shares over a fixed period of five (5) years, commencing on the January 1 that coincides with or next follows the event triggering distribution in Section 3 above.

☐     c.     Annual installments of shares over a fixed period of ten (10) years, commencing on the January 1 that coincides with or next follows the event triggering distribution in Section 3 above.

The undersigned hereby elects to defer the indicated RSUs in accordance with the Plan, any RSU Agreement, and the elections set forth above. The undersigned acknowledges that this deferral election is irrevocable with respect to the RSUs covered by this Election Form.

You must complete this Election Form and return it to Larissa McAlister by December 30, 2012.

Printed Name: __________________________________     Date: December _____, 2012

Signature: _________________________________     SSN: _____________________

Received by the Company this ____________ day of December, 2012

By:     ________________________________

Larissa McAlister

Title:     AVP Financial Planning